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                                    EXHIBIT 8

                    [Lewis, Rice & Fingersh, L.C. Letterhead]
                                October 16, 2000




Board of Directors
TrustCo Bank Corp NY
320 State Street
Schenectady, New York 12305

    RE: FEDERAL INCOME TAX CONSEQUENCES ARISING FROM THE PROPOSED EXCHANGE OFFER BY TRUSTCO BANK CORP NY TO THE SHAREHOLDERS OF, AND THE MERGER WITH,

         COHOES BANCORP, INC.

Ladies and Gentlemen:

         You have requested our opinion as to the United States federal income tax consequences of the proposed acquisition by TrustCo Bank Corp NY ("TrustCo") of all of the issued and outstanding shares of Cohoes Bancorp, Inc. ("Cohoes") pursuant to a plan under which TrustCo will make a written exchange offer (the "Exchange Offer"), filed as an Form S-4 Registration Statement with the Securities and Exchange Commission ("SEC"), to the shareholders of Cohoes to exchange all of their Cohoes shares for a combination of shares of TrustCo voting common stock (the "Stock Exchange") and cash, and, as a condition to, and promptly upon the consummation of, the Stock Exchange, TrustCo will cause Cohoes to merge into a wholly-owned subsidiary of TrustCo ("Holding Company") (the "Holding Company Merger"). For purposes of this opinion, capitalized terms, unless otherwise defined herein, shall have the meaning ascribed to them in the Exchange Offer.

         In issuing this opinion letter, we have relied upon (1) the factual representations made by TrustCo in a written statement dated October 16, 2000 (the "Representations"); (2) the Exchange Offer; and (3) certain assumptions appropriate to the Stock Exchange and the Holding Company Merger as set out in the description of the "Material Federal Income Tax Consequences" in the Exchange Offer.

         Based on our review of the Exchange Offer and the Representations and assuming the transaction described therein is completed as described, our opinion as to the federal income tax consequences of the Stock Exchange and the Holding Company Merger is that, subject to the qualifications therein and herein, the statements contained in the Exchange Offer under the caption "Material Federal Income Tax Consequences" insofar as such statements constitute matters of law or legal conclusions, fairly present, in all material respects, the indicated United States federal income tax treatment.

         The opinion set forth in this letter is predicated upon our understanding of the facts set forth in the Exchange Offer and the Representations. Any change in such facts may adversely affect our opinion. Furthermore, our opinion is based upon our understanding of the existing provisions of the Code, currently applicable regulations promulgated under the Code, current published administrative positions of the Internal Revenue Service such as revenue rulings and revenue procedures, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. Any change in such authorities may adversely affect our opinion. We note that there is no authority directly on point dealing with the transactions of the type described herein, and the authorities on which this opinion is based are subject to various interpretations. We assume no obligation to update our opinion to reflect any modifications of any law applicable to the Stock Exchange and the Holding Company Merger. We express no opinion with regard to the federal income tax consequences of the Stock Exchange and the Holding Company Merger not addressed expressly by the above opinion. In addition, we express no opinion as to any foreign, state or local tax consequences with respect to the Stock Exchange and the Holding Company Merger. Finally, this opinion of counsel is not binding on the Internal Revenue Service or the courts.

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         Each Cohoes shareholder should consult with a qualified tax advisor for assurance as to the particular tax consequences of the Stock Exchange and the Holding Company Merger as to that Cohoes shareholder, any applicable reporting requirements, and other tax considerations not expressly addressed herein.

         We hereby consent to the filing of this letter with the SEC as an exhibit to the Registration Statement and to all references made to this opinion letter in the Registration Statement.



                                  Very truly yours,

                                  LEWIS, RICE & FINGERSH, L.C.
                                  /s/ Lewis, Rice & Fingersh, L.C.


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